UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2009 (April 1, 2009)

STATE AUTO FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	000-19289	31-1324304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 East Broad Street, Columbus, Ohio	43215-3976
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 464-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1. Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment to Credit Agreement

State Auto Financial Corporation (“STFC”) has a credit agreement (“Credit Agreement”) with a syndicate of financial institutions. Effective as of April 1, 2009, the Credit Agreement was amended pursuant to a First Amendment dated as of March 27, 2009 (the “First Amendment”), by and among STFC, as borrower, the financial institution parties thereto, as lenders, and KeyBank National Association, as administrative agent, swingline lender and lender.

The First Amendment primarily made the following changes to the Credit Agreement:

1.	Reduced the borrowing commitments of the lenders from $200.0 million to $100.0 million;

2.	Increased the amount of loans that may advanced from STFC and its subsidiaries to State Automobile Mutual Insurance Company and its subsidiaries (that are not STFC or its subsidiaries) from $50.0 million to $75.0 million;

3.	Modified the definition of net worth to include adjustments for accumulated other comprehensive income (loss); and

4.	Modified STFC’s minimum net worth covenant.

As amended, the Credit Facility provides for a $100.0 million unsecured revolving credit facility maturing in July 2012. The Credit Facility is available for general corporate purposes. The Credit Facility provides for interest-only payments during its term, with principal due in full at maturity. Interest is based on a London interbank market rate or a base rate plus a calculated margin amount. The Credit Agreement contains certain covenants, including financial covenants that require STFC to maintain a minimum net worth and not exceed a certain debt to capitalization ratio. As of April 1, 2009, State Auto Financial had not made any borrowings under the Credit Agreement.

A copy of the First Amendment is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Section 9. Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
99.1	First Amendment, dated as of March 27, 2009 and effective as of April 1, 2009, to the Credit Agreement, dated as of July 12, 2007, by and among State Auto Financial Corporation, as borrower, the financial institution parties thereto, as lenders, and KeyBank National Association, as administrative agent, swingline lender and lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE AUTO FINANCIAL CORPORATION

Date: April 7, 2009	By	/s/ Steven E. English
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	First Amendment, dated as of March 27, 2009 and effective as of April 1, 2009, to the Credit Agreement, dated as of July 12, 2007, by and among State Auto Financial Corporation, as borrower, the financial institution parties thereto, as lenders, and KeyBank National Association, as administrative agent, swingline lender and lender.